SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (date of earliest event reported)

September 22, 2003

Halliburton Company

(Exact name of registrant as specified in its charter)

State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

Delaware	1-3492	No. 75-2677995

1401 McKinney, Suite 2400

Houston, Texas 77010

(Address of principal executive offices)

Registrant’s telephone number,

including area code – 713-759-2600

INFORMATION TO BE INCLUDED IN REPORT

Item 9. Regulation FD Disclosure

On September 22, 2003 registrant issued a press release entitled “DII Industries and KBR Begin Solicitation Process.”

The text of the press release is as follows:

DII INDUSTRIES AND KBR BEGIN SOLICITATION PROCESS

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today that its DII Industries, Kellogg Brown & Root and other affected subsidiaries have begun the solicitation process in connection with the planned asbestos and silica settlement. The disclosure statement, which incorporates and describes the plan of reorganization and trust distribution procedures, is being printed and mailed to asbestos and silica claimants for the purpose of soliciting votes to approve the plan of reorganization. The company expects that the mailing process will be complete in less than two weeks. The disclosure statement is now posted on the Halliburton web site at www.halliburton.com. Trade and financial creditors of DII Industries, Kellogg Brown & Root, and the other filing companies are not impaired under the proposed plan and are not being solicited.

Remaining conditions to a Chapter 11 filing by the affected Halliburton subsidiaries include completion of definitive financing arrangements, approval of the plan of reorganization by required creditors, including at least 75% of known present asbestos claimants, and Halliburton board approval. As previously announced, as a result of an increase in the estimated number of current asbestos claims, the cash required to fund the settlement may modestly exceed $2.775 billion. If this occurs, the company would need to reach an agreement with the claimant representatives to adjust the settlement matrices to reduce the overall amounts or increase the amounts the company would be willing to pay to resolve its asbestos and silica liabilities, resulting in an additional condition to a Chapter 11 filing.

If all remaining conditions are timely satisfied, the company anticipates that DII Industries, Kellogg Brown & Root and the other affected subsidiaries would be in a position in November to make the Chapter 11 filing.

Halliburton has completed and signed commitment letters for financing facilities relating to the proposed settlement and Chapter 11 filing. Halliburton launched the syndication of the financing facilities in August, led by co-lead arrangers Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., and expects definitive financing arrangements to be in place prior to the Chapter 11 filing.

Halliburton, founded in 1919, is one of the world’s largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company’s World Wide Web site can be accessed at www.halliburton.com.

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The Registrant hereby furnishes the Disclosure Statement, as referenced in the press release issued on September 22, 2003. A copy of the Disclosure Statement is attached hereto as Exhibit 99 and incorporated herein by reference.

The information, including the Exhibit the registrant furnishes in this report, is not deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

(c)	Exhibits.

Exhibit 99 – Disclosure Statement.

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NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results of operations to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of judgments against the Company’s subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims; future asbestos claims defense and settlement costs, other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, changes in government regulations and adverse reaction to scrutiny involving the Company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the Company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton’s Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003 for a more complete discussion of such risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: September 22, 2003	By:	/s/ MARGARET E. CARRIERE
Margaret E. Carriere Vice President and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99	Disclosure Statement